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                                                                   Exhibit 10.11

                          CHANGE OF CONTROL AGREEMENT

     This Change of Control Agreement (the "Agreement") is made and entered into effective as of May 26, 2000, by and between _____________ (the "Employee") and RITA Medical Systems, Inc., a California corporation (the "Company").


                                   RECITALS

     A. It is understood that another company or other entity may from time to time consider the possibility of acquiring the Company or that a change in control may otherwise occur, with or without the approval of the Company's Board of Directors (the "Board"). The Board has identified the Employee, an officer of the Company, as a key employee whose continued employment with the Company is critical to the Company's future success and has determined that it is important to provide Employee with an incentive to continue his or her employment with the Company in the event that the Company consummates a Change of Control transaction. For purposes of this Agreement, this shall include Employee's employment in a majority-owned subsidiary or other surviving entity of an acquiring Company.

     B. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided in this Agreement.

     C. Certain capitalized terms used in the Agreement are defined in Section 3 below.

     In consideration of the mutual covenants contained in this Agreement, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

          1.   At-Will Employment. The Company and the Employee acknowledge that
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the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments or benefits, other than as provided by this Agreement, or as may otherwise be available in accordance with the terms of the Company's established employee plans and written policies at the time of termination. The terms of this Agreement shall terminate upon the earlier of (i) the date on which Employee ceases to be employed as an officer of the Company, other than as a result of an involuntary termination by the Company without Cause (ii) the date that all obligations of the parties hereunder have been satisfied, or (iii) twelve (12) months after a Change of Control. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.
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           2.  Change of Control.
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               (a)  Stock Options and Restricted Stock. Subject to Section 4
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below, in the event of a Change of Control, on the effective date of the transaction, fifty percent (50%) of all unvested options to purchase the Company's securities held by the Employee (the "Option") prior to the effective date of the Change of Control transaction shall become fully vested and immediately exercisable and shall be exercisable to the extent so vested in accordance with the provisions of the Option Agreement and Plan pursuant to which such Option was granted and repurchase rights of the Company with respect to fifty percent (50%) of the shares of restricted stock held by the Employee purchased by the Employee pursuant to the terms of a Stock Purchase Agreement shall immediately lapse. In addition, on each one month anniversary of the effective date of the Change of Control transaction 1/12 of all remaining unvested options held by the Employee shall become fully vested and immediately exercisable and repurchase rights of the Company with respect to 1/12 of all remaining shares of restricted stock held by Employee shall lapse.

               (b)  Termination Following A Change of Control. If the Employee's
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employment with the Company is involuntarily terminated at any time within twelve (12) months after a Change of Control all unvested options held by the Employee shall become fully vested and immediately exercisable and shall be exercisable to the extent so vested in accordance with the provisions of the Option Agreement and Plan pursuant to which such Option was granted and repurchase rights of the Company with respect to all of the shares of restricted stock held by the Employee purchased by the Employee pursuant to the terms of a Stock Purchase Agreement shall immediately lapse.

                    (i)  Voluntary Resignation and Termination for Cause. If the
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Employee voluntarily resigns from the Company or is terminated for Cause following the Change of Control, then the Employee shall not be entitled to any acceleration of the vesting of his or her unvested options or lapse of repurchase rights with respect to his or her restricted stock.

          3.   Definition of Terms. The following terms referred to in this
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Agreement shall have the following meanings:

               (a)  Change of Control. "Change of Control" shall mean the
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consummation of any of the following events:

                    (i)  Ownership. Any "Person" (as such term is used in
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Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board of Directors of the Company; or

                    (ii) Merger/Sale of Assets. A merger or consolidation of the
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Company whether or not approved by the Board of Directors of the Company, other than a

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merger or consolidation which would result in the voting securities of the
Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

               (b)  Cause. "Cause" shall mean (i) gross negligence or willful
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misconduct in the performance of the Employee's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company; or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

               (c)  Involuntary Termination. "Involuntary Termination" shall
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include any termination by the Company other than for Cause and the Employee's voluntary termination, upon 30 days prior written notice to the Company, following (i) a material reduction or change in job duties, responsibilities and requirements inconsistent with the Employee's position with the Company and the Employee's prior duties, responsibilities and requirements, taking into account the differences in job title and duties that are normally occasioned by reason of an acquisition of one company by another and that do not actually result in a material change in duties, responsibilities and requirements inconsistent with an employee's prior position with the acquired company; (ii) any reduction of the Employee's base and cash bonus compensation (other than in connection with a general decrease in base salaries for most similarly situated employees of the successor corporation); or (iii) the Employee's refusal to relocate to a location more than 50 miles from the Company's current location.

          4.   Limitation on Payments.
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               (a)  In the event that the severance benefits provided for in this Agreement to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's benefits under Section 2 shall be payable either: (i) in full, or (ii) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits under Section 2, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive

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and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of
Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

               (b) The payment of severance benefits provided for in this Agreement shall be subject to all applicable income, employment and social tax rules and regulations.

               (c) The stock option acceleration benefits described above may negatively impact the Company's ability to engage in a Change of Control transaction that is favorable to the Company and its stockholders. As a result, the Board established the following limitation on the availability of these benefits: in the event that the Company commences substantive discussions with a potential acquiror prior to November 26, 2000 and such substantive discussions result in a Change of Control of the Company, the acceleration benefits described in this letter shall not apply to your options to purchase Common Stock or your restricted stock. The original vesting schedule(s) or repurchase terms which apply to your options to purchase Common Stock or restricted stock, as the case may be, would then apply.

          6.   Successors.  Any successor to the Company (whether direct or
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indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Employee's rights hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          7.   Notice.  Notices and all other communications contemplated by
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Employee shall be addressed to the Employee at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          8.   Miscellaneous Provisions.
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               (a)  No Duty to Mitigate. The Employee shall not be required to
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mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall

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any such payment be reduced by any earnings that the Employee may receive from any other source.

               (b)  Waiver. No provision of this Agreement shall be modified,
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waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c)  Whole Agreement. No agreements, representations or
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understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

               (d)  Choice of Law. The validity, interpretation, construction
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and performance of this Agreement shall be governed by the laws of the State of
California without reference to conflict of laws provisions.

               (e)  Severability. If any term or provision of this Agreement or
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the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

               (f)  Arbitration.  Any dispute or controversy arising under or in
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connection with this Agreement may be settled at the option of either party by binding arbitration in the County of Santa Clara, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

               (g)  Legal Fees and Expenses. The parties shall each bear their
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own expenses, legal fees and other fees incurred in connection with this
Agreement.

               (h)  No Assignment of Benefits. The rights of any person to
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payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

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               (i)  Employment Taxes. All payments made pursuant to this
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Agreement will be subject to withholding of applicable income and employment taxes.

               (j)  Assignment by the Company. The Company may assign its rights
                    -------------------------
under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

               (k)  Counterparts. This Agreement may be executed in
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counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


RITA MEDICAL SYSTEMS, INC.          EMPLOYEE


By:_______________________          ______________________________

Title:____________________

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